Exhibit 99.1

Kemper Corporation 200 East Randolph Street Suite 3300 Chicago, IL 60601 kemper.com
Press Release
Kemper Reports First Quarter 2023 Operating Results
CHICAGO, May 8, 2023 — Kemper Corporation (NYSE: KMPR) reported a net loss of $80.1 million, or $(1.25) per diluted share, for the first quarter of 2023, compared to a net loss of $86.3 million, or $(1.36) per diluted share, for the first quarter of 2022.
Adjusted Consolidated Net Operating Loss1 was $65.2 million, or $(1.02) per diluted share, for the first quarter of 2023, compared to Adjusted Consolidated Net Operating Loss1 of $51.6 million, or $(0.81) per diluted share, for the first quarter of 2022.
Key themes of the quarter include:
•Profitability impacted by catastrophe losses, prior year adverse development, and higher-than-anticipated frequency
•Excess mortality at or near pre-pandemic levels, albeit sequentially; claims increased in first quarter
•Rate actions continue to earn in at an accelerated pace
•Declared dividend of $0.31 per share

“First quarter results were below our expectations, and we are not satisfied with where we stand today,” said Joseph P. Lacher, Jr., President, CEO and Chairman. “Results were impacted by the combination of elevated catastrophe losses, prior year adverse development, and higher-than-anticipated frequency, and we believe weather was a significant contributor to the frequency increase and episodic in nature. We are taking the necessary steps intended to restore profitability and the inputs we control are trending positively, including increased rates earning in, incremental rate filings, tightened underwriting, and targeted expense reductions. We are relentlessly focused on taking actions intended to make the necessary improvements and deliver long-term value to our shareholders. We continue to expect a return to underwriting profitability by the end of 2023 and to achieve our financial targets in 2024.”
1 Non-GAAP financial measure. All Non-GAAP financial measures are denoted with footnote 1 throughout this release. See “Use of Non-GAAP Financial Measures” for additional information.

	Three Months Ended
(Dollars in Millions, Except Per Share Amounts) (Unaudited)	Mar 31, 2023	Mar 31, 2022[2]
Net Loss	$(80.1)	$(86.3)
Adjusted Consolidated Net Operating Loss[1]	$(65.2)	$(51.6)

Impact of Catastrophe Losses and Related Loss Adjustment Expense (LAE) on Net Loss	$(20.5)	$(11.0)

Diluted Net Loss Per Share From:
Net Loss	$(1.25)	$(1.36)
Adjusted Consolidated Net Operating Loss[1]	$(1.02)	$(0.81)

Impact of Catastrophe Losses and Related LAE on Net Loss Per Share	$(0.32)	$(0.17)

[2] This press release recasts previously reported financial information for the provisions of Accounting Standards Update No. 2018-12, “Targeted Improvements to the Accounting for Long-Duration Contracts and related amendments” (“LDTI”) adopted as of January 1, 2023, with a transition date of January 1, 2021 under the modified retrospective method.

Revenues
Total revenues for the first quarter of 2023 decreased $75.3 million, or 5.50%, to $1,294.8 million, compared to the first quarter of 2022, mostly driven by $77.4 million of lower Specialty P&C earned premiums due to a decrease in new business resulting from targeted underwriting actions to improve profitability, partially offset by higher average earned premium per exposure from rate increases. The decrease was also driven by $43.5 million of lower Life & Health earned premiums mostly due to the disposition of Kemper Health that was completed in December 2022, and $18.2 million of lower Preferred P&C earned premiums. These decreases were partially offset by $29.9 million of higher revenue from changes in fair value of equity and convertible securities and $17.4 million of higher revenue from changes in fair value of alternative energy partnership investments.

Segment Results
Unless otherwise noted, (i) the segment results discussed below are presented on an after-tax basis, (ii) prior-year development includes both catastrophe and non-catastrophe losses and LAE, (iii) catastrophe losses and LAE exclude the impact of prior-year development, (iv) loss ratio includes loss and LAE, and (v) all comparisons are made to the prior year quarter unless otherwise stated.

	Three Months Ended
(Dollars in Millions) (Unaudited)	Mar 31, 2023	Mar 31, 2022
Segment Net Operating Income (Loss):
Specialty Property & Casualty Insurance	$(58.4)	$(44.7)
Preferred Property & Casualty Insurance	(9.5)	(6.1)
Life & Health Insurance	13.2	11.6
Total Segment Net Operating Loss	(54.7)	(39.2)
Corporate and Other Net Operating Loss	(10.5)	(12.4)
Adjusted Consolidated Net Operating Loss [1]	(65.2)	(51.6)
Net Income (Loss) From:
Change in Fair Value of Equity and Convertible Securities	1.3	(22.3)
Net Realized Investment Gains	5.1	1.2
Impairment Gains (Losses)	1.7	(7.0)
Acquisition and Disposition Related Transaction, Integration, Restructuring and Other Costs	(23.0)	(3.7)
Loss from Early Extinguishment of Debt	—	(2.9)
Net Loss	$(80.1)	$(86.3)
The Specialty Property and Casualty Insurance segment reported net operating loss of $58.4 million for the first quarter of 2023, compared to net operating loss of $44.7 million in the first quarter of 2022. The unfavorable results were due primarily to adverse prior year loss and LAE development and underlying losses and LAE as a percentage of earned premium. The segment’s Underlying Combined Ratio1 was 108.0 percent, compared to 108.7 percent in the first quarter of 2022. This improvement is driven primarily by higher average earned premiums per exposure resulting from rate increases mostly offset by higher claims frequency from commercial automobile insurance.

The Preferred Property and Casualty Insurance segment reported net operating loss of $9.5 million for the first quarter of 2023, compared to a net operating loss of $6.1 million in the first quarter of 2022. The unfavorable results were due primarily to higher prior year loss and LAE development and higher levels of catastrophe activity. The segment’s Underlying Combined Ratio1 was 97.1 percent, compared to 105.1 percent in the first quarter of 2022. This improvement is driven primarily by higher average earned premiums per exposure resulting from rate increases and lower frequency of auto claims.

The Life and Health Insurance segment reported net operating income of $13.2 million for the first quarter of 2023, compared to a net operating income of $11.6 million in the first quarter of 2022.

Capital
Total Shareholders’ Equity at the end of the quarter was $2,646.9 million, a decrease of $23.7 million, or 1 percent, since year-end 2022 primarily driven by the net operating loss for the quarter, partially offset by a reduction in the net accumulated other comprehensive loss mostly driven by a decrease in interest rates. Kemper and its direct non-insurance subsidiaries ended the quarter with cash and investments of $240.6 million, and $520.0 million of available borrowing capacity under the revolving credit agreement.

On February 1, 2023, Kemper announced that its Board of Directors declared a quarterly dividend of $0.31 per share, or $19.4 million. The dividend was paid on February 28, 2023 to its shareholders of record as of February 13, 2023.
Kemper ended the quarter with a book value per share of $41.37, a decrease of 1 percent from $41.79 at the end of 2022. Book Value Per Share Excluding Net Unrealized (Gains) Losses and Changes in the Discount Rate on Future Life Policyholder Benefits1 was $47.83 compared to $49.23 at the end of 2022.

Unaudited condensed consolidated statements of loss for the three months ended March 31, 2023 and 2022 are presented below.

	Three Months Ended
(Dollars in Millions, Except Per Share Amounts)	Mar 31, 2023	Mar 31, 2022
Revenues:
Earned Premiums	$1,180.9	$1,320.0
Net Investment Income	101.8	100.0
Change in Value of Alternative Energy Partnership Investments[2]	0.7	(16.7)
Other Income	1.2	2.4
Income (Loss) from Change in Fair Value of Equity and Convertible Securities	1.7	(28.2)
Net Realized Investment Gains	6.4	1.5
Impairment Gains (Losses)	2.1	(8.9)
Total Revenues	1,294.8	1,370.1
Expenses:
Policyholders’ Benefits and Incurred Losses and Loss Adjustment Expenses	1,052.0	1,123.2
Insurance Expenses	269.3	304.8
Loss from Early Extinguishment of Debt	—	3.7
Interest and Other Expenses	77.4	54.1
Total Expenses	1,398.7	1,485.8
Loss before Income Taxes	(103.9)	(115.7)
Income Tax Benefit	23.8	29.4
Net Loss	$(80.1)	$(86.3)

Net Loss Per Unrestricted Share:
Basic	$(1.25)	$(1.36)
Diluted	$(1.25)	$(1.36)

Weighted-average Outstanding (Shares in Thousands):
Unrestricted Shares - Basic	63,946.6	63,743.7
Unrestricted Shares and Equivalent Shares - Diluted	63,946.6	63,743.7

Dividends Paid to Shareholders Per Share	$0.31	$0.31

2 Income related to Changes in Value of Alternative Energy Partnership Investments was $0.7 million for the three months ended March 31, 2023, compared to a loss of $16.7 million for the same period in 2022. Tax expense related to the Alternative Energy Partnership Investments were $0.3 million for the three months ended March 31, 2023, compared to tax benefits of $7.0 million for the same period in 2022. This resulted in net income of $0.4 million and a net loss of $9.7 million attributable to Alternative Energy Partnership Investments for the three months ended March 31, 2023 and 2022, respectively.

Unaudited business segment revenues for the three months ended March 31, 2023 and 2022 are presented below.

	Three Months Ended
(Dollars in Millions)	Mar 31, 2023	Mar 31, 2022
REVENUES:
Specialty Property & Casualty Insurance:
Earned Premiums:
Personal Automobile	$787.9	$901.7
Commercial Automobile	156.3	119.9
Total Earned Premiums	944.2	1,021.6
Net Investment Income	38.5	34.9
Change in Value of Alternative Energy Partnership Investments	0.4	(8.4)
Other Income	0.9	1.7
Total Specialty Property & Casualty Insurance Revenues	984.0	1,049.8
Preferred Property & Casualty Insurance:
Earned Premiums:
Personal Automobile	78.2	96.0
Homeowners	52.2	51.3
Other Personal	7.0	8.3
Total Earned Premiums	137.4	155.6
Net Investment Income	10.5	12.5
Change in Value of Alternative Energy Partnership Investments	0.1	(3.9)
Total Preferred Property & Casualty Insurance Revenues	148.0	164.2
Life & Health Insurance:
Earned Premiums:
Life	82.2	82.7
Accident & Health	5.9	45.8
Property	11.2	14.3
Total Earned Premiums	99.3	142.8
Net Investment Income	49.8	49.4
Change in Value of Alternative Energy Partnership Investments	0.2	(4.4)
Other Loss	(0.4)	—
Total Life & Health Insurance Revenues	148.9	187.8
Total Segment Revenues	1,280.9	1,401.8
Income (Loss) from Change in Fair Value of Equity and Convertible Securities	1.7	(28.2)
Net Realized Investment Gains	6.4	1.5
Impairment Gains (Losses)	2.1	(8.9)
Other	3.7	3.9
Total Revenues	$1,294.8	$1,370.1

KEMPER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

	Mar 31, 2023	Dec 31, 2022
Assets:
Investments:
Fixed Maturities at Fair Value	$7,189.4	$6,894.8
Equity Securities at Fair Value	243.6	243.2
Equity Method Limited Liability Investments	218.7	217.0
Alternative Energy Partnership Investments	17.0	16.3
Short-term Investments at Cost which Approximates Fair Value	278.4	278.4
Company-Owned Life Insurance	595.3	586.5
Loans to Policyholders	283.1	283.4
Other Investments	271.8	269.9
Total Investments	9,097.3	8,789.5
Cash	60.6	212.4
Receivables from Policyholders	1,344.0	1,286.6
Other Receivables	249.4	262.6
Deferred Policy Acquisition Costs	651.5	635.6
Goodwill	1,300.3	1,300.3
Current Income Tax Assets	15.0	167.6
Deferred Income Tax Assets	166.0	129.0
Other Assets	519.6	530.0
Total Assets	$13,403.7	$13,313.6
Liabilities and Shareholders’ Equity:
Insurance Reserves:
Life & Health	$3,399.6	$3,276.2
Property & Casualty	2,721.1	2,756.9
Total Insurance Reserves	6,120.7	6,033.1
Unearned Premiums	1,778.0	1,704.4
Policyholder Contract Liabilities	700.6	701.3
Accrued Expenses and Other Liabilities	770.0	817.3
Long-term Debt, Current and Non-current, at Amortized Cost	1,387.5	1,386.9
Total Liabilities	10,756.8	10,643.0
Shareholders’ Equity:
Common Stock	6.4	6.4
Paid-in Capital	1,828.9	1,812.7
Retained Earnings	1,266.3	1,366.4
Accumulated Other Comprehensive Loss	(454.7)	(514.9)
Total Shareholders’ Equity	2,646.9	2,670.6
Total Liabilities and Shareholders’ Equity	$13,403.7	$13,313.6

Unaudited selected financial information for the Specialty Property & Casualty Insurance segment follows.

	Three Months Ended
(Dollars in Millions)	Mar 31, 2023	Mar 31, 2022

Results of Operations
Net Premiums Written	$1,022.1	$1,023.7

Earned Premiums	$944.2	$1,021.6
Net Investment Income	38.5	34.9
Change in Value of Alternative Energy Partnership Investments	0.4	(8.4)
Other Income	0.9	1.7
Total Revenues	984.0	1,049.8
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	825.4	911.7
Catastrophe Losses and LAE	8.4	2.1
Prior Years:
Non-catastrophe Losses and LAE	31.6	(3.8)
Catastrophe Losses and LAE	(0.5)	0.7
Total Incurred Losses and LAE	864.9	910.7
Insurance Expenses	193.8	199.3
Operating Loss	(74.7)	(60.2)
Income Tax Benefit	16.3	15.5
Segment Net Operating Loss	$(58.4)	$(44.7)

Ratios Based On Earned Premiums
Current Year Non-catastrophe Losses and LAE Ratio	87.5%	89.2%
Current Year Catastrophe Losses and LAE Ratio	0.9	0.2
Prior Years Non-catastrophe Losses and LAE Ratio	3.3	(0.4)
Prior Years Catastrophe Losses and LAE Ratio	(0.1)	0.1
Total Incurred Loss and LAE Ratio	91.6	89.1
Insurance Expense Ratio	20.5	19.5
Combined Ratio	112.1%	108.6%

Underlying Combined Ratio[1]
Current Year Non-catastrophe Losses and LAE Ratio	87.5%	89.2%
Insurance Expense Ratio	20.5	19.5
Underlying Combined Ratio[1]	108.0%	108.7%

Non-GAAP Measure Reconciliation
Combined Ratio	112.1%	108.6%
Less:
Current Year Catastrophe Losses and LAE Ratio	0.9	0.2
Prior Years Non-catastrophe Losses and LAE Ratio	3.3	(0.4)
Prior Years Catastrophe Losses and LAE Ratio	(0.1)	0.1
Underlying Combined Ratio[1]	108.0%	108.7%

Unaudited selected financial information for the Preferred Property & Casualty Insurance segment follows.

	Three Months Ended
(Dollars in Millions)	Mar 31, 2023	Mar 31, 2022

Results of Operations
Net Premiums Written	$124.0	$137.4

Earned Premiums	$137.4	$155.6
Net Investment Income	10.5	12.5
Change in Value of Alternative Energy Partnership Investments	0.1	(3.9)
Total Revenues	148.0	164.2
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	90.4	112.2
Catastrophe Losses and LAE	17.0	11.4
Prior Years:
Non-catastrophe Losses and LAE	6.9	2.1
Catastrophe Losses and LAE	2.9	(3.2)
Total Incurred Losses and LAE	117.2	122.5
Insurance Expenses	43.0	51.2
Operating Loss	(12.2)	(9.5)
Income Tax Benefit	2.7	3.4
Segment Net Operating Loss	$(9.5)	$(6.1)

Ratios Based On Earned Premiums
Current Year Non-catastrophe Losses and LAE Ratio	65.8%	72.2%
Current Year Catastrophe Losses and LAE Ratio	12.4	7.3
Prior Years Non-catastrophe Losses and LAE Ratio	5.0	1.3
Prior Years Catastrophe Losses and LAE Ratio	2.1	(2.1)
Total Incurred Loss and LAE Ratio	85.3	78.7
Insurance Expense Ratio	31.3	32.9
Combined Ratio	116.6%	111.6%

Underlying Combined Ratio[1]
Current Year Non-catastrophe Losses and LAE Ratio	65.8%	72.2%
Insurance Expense Ratio	31.3	32.9
Underlying Combined Ratio[1]	97.1%	105.1%

Non-GAAP Measure Reconciliation
Combined Ratio	116.6%	111.6%
Less:
Current Year Catastrophe Losses and LAE Ratio	12.4	7.3
Prior Years Non-catastrophe Losses and LAE Ratio	5.0	1.3
Prior Years Catastrophe Losses and LAE Ratio	2.1	(2.1)
Underlying Combined Ratio[1]	97.1%	105.1%

Unaudited selected financial information for the Life & Health Insurance segment follows.

	Three Months Ended
(Dollars in Millions)	Mar 31, 2023	Mar 31, 2022

Results of Operations
Earned Premiums	$99.3	$142.8
Net Investment Income	49.8	49.4
Change in Value of Alternative Energy Partnership Investments	0.2	(4.4)
Other Loss	(0.4)	—
Total Revenues	148.9	187.8
Policyholders’ Benefits and Incurred Losses and LAE	69.9	89.9
Insurance Expenses	64.2	85.9
Operating Income	14.8	12.0
Income Tax Expense	(1.6)	(0.4)
Segment Net Operating Income	$13.2	$11.6
Use of Non-GAAP Financial Measures
Adjusted Consolidated Net Operating Loss1 is an after-tax, non-GAAP financial measure and is computed by excluding from Net Loss the after-tax impact of:
(i) Income (Loss) from Change in Fair Value of Equity and Convertible Securities;
(ii) Net Realized Investment Gains (Losses);
(iii) Impairment Losses;
(iv) Acquisition and Disposition Related Transaction, Integration, Restructuring and Other Costs;
(v) Debt Extinguishment, Pension and Other Charges; and
(vi) Significant non-recurring or infrequent items that may not be indicative of ongoing operations

Significant non-recurring items are excluded when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years, and (b) there has been no similar charge or gain within the prior two years. The most directly comparable GAAP financial measure is Net Loss. There were no applicable significant non-recurring items that Kemper excluded from the calculation of Adjusted Consolidated Net Operating Loss1 for the three months ended March 31, 2023 or 2022.

Kemper believes that Adjusted Consolidated Net Operating Loss1 provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Income (Loss) from Change in Fair Value of Equity and Convertible Securities, Net Realized Investment Gains and Impairment Gains (Losses) related to investments included in Kemper’s results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the Kemper’s investments, the timing of which is unrelated to the insurance underwriting process. Acquisition and Disposition Related Transaction, Integration, Restructuring and Other Costs may vary significantly between periods and are generally driven by the timing of acquisitions and business decisions which are unrelated to the insurance underwriting process. Debt Extinguishment, Pension and Other Charges relate to (i) loss from early extinguishment of debt, which is driven by Kemper’s financing and refinancing decisions and capital needs, as well as external economic developments such as debt market conditions, the timing of which is unrelated to the insurance underwriting process; (ii) settlement of pension plan obligations which are business decisions made by Kemper, the timing of which is unrelated to the underwriting process; and (iii) other charges that are non-standard, not part of the ordinary course of business, and unrelated to the insurance underwriting process. Significant non-recurring items are excluded because, by their nature, they are not indicative of the Kemper’s business or economic trends. The preceding non-GAAP financial measures should not be considered a substitute for the comparable GAAP financial measures, as they do not fully recognize the overall profitability of the Kemper’s businesses.

A reconciliation of Net Loss to Adjusted Consolidated Net Operating (Loss) 1 for the three months ended March 31, 2023 and 2022 is presented below.

	Three Months Ended
(Dollars in Millions) (Unaudited)	Mar 31, 2023	Mar 31, 2022
Net Loss	$(80.1)	$(86.3)
Less Net Income (Loss) From:
Change in Fair Value of Equity and Convertible Securities	1.3	(22.3)
Net Realized Investment Gains	5.1	1.2
Impairment Gains (Losses)	1.7	(7.0)
Acquisition and Disposition Related Transaction, Integration, Restructuring and Other Costs	(23.0)	(3.7)
Debt Extinguishment, Pension and Other Charges	—	(2.9)
Adjusted Consolidated Net Operating Loss [1]	$(65.2)	$(51.6)
Diluted Adjusted Consolidated Net Operating Loss Per Unrestricted Share1 is a non-GAAP financial measure computed by dividing Adjusted Consolidated Net Operating Loss1 attributed to unrestricted shares by the weighted-average unrestricted shares and equivalent shares outstanding. The most directly comparable GAAP financial measure is Diluted Net Loss Per Unrestricted Share.
A reconciliation of Diluted Net Loss Per Unrestricted Share to Diluted Adjusted Consolidated Net Operating (Loss) Per Unrestricted Share1 for the three March 31, 2023 and 2022 is presented below.

	Three Months Ended
(Unaudited)	Mar 31, 2023	Mar 31, 2022
Diluted Net Loss Per Unrestricted Share	$(1.25)	$(1.36)
Less Net Income (Loss) Per Unrestricted Share From:
Change in Fair Value of Equity and Convertible Securities	0.02	(0.35)
Net Realized Investment Gains	0.08	0.02
Impairment Gains (Losses)	0.03	(0.11)
Acquisition and Disposition Related Transaction, Integration, Restructuring and Other Costs	(0.36)	(0.06)
Debt Extinguishment, Pension and Other Charges	—	(0.05)
Diluted Adjusted Consolidated Net Operating Loss Per Unrestricted Share[1]	$(1.02)	$(0.81)
Book Value Per Share Excluding Net Unrealized (Gains) Losses on Fixed Maturities and the Change in Discount Rate on Future Life Policyholder Benefits1 is a calculation that uses a non-GAAP financial measure. It is calculated by dividing shareholders’ equity after excluding the after-tax impact of net unrealized (gains) losses on fixed income securities and the change in discount rate on future life policyholder benefits by total Common Shares Issued and Outstanding. Book value per share is the most directly comparable GAAP financial measure. The Company uses the trends in book value per share excluding the after-tax impact of net unrealized (gains) losses on fixed income securities and the change in discount rate on future life policyholder benefits in conjunction with book value per share to identify and analyze the change in net worth attributable to management efforts between periods. The Company believes the non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are not influenced by management. The Company believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers.

A reconciliation of the numerator used in the computation of Book Value Per Share Excluding Net Unrealized (Gains) Losses on Fixed Maturities and the Change in Discount Rate on Future Life Policyholder Benefits1 and Book Value Per Share at March 31, 2023 and December 31, 2022 is presented below.

(Dollars in Millions) (Unaudited)	Mar 31, 2023	Dec 31, 2022
Shareholders’ Equity	$2,646.9	$2,670.6
Less: Net Unrealized Losses on Fixed Maturities	(574.2)	(716.8)
Less: Change in Discount Rate on Future Life Policyholder Benefits	154.2	241.1
Shareholders’ Equity Excluding Net Unrealized (Gains) Losses on Fixed Maturities and Change in Discount Rate on Future Life Policyholder Benefits[1]	$3,066.9	$3,146.3
Underlying Combined Ratio1 is a non-GAAP financial measure. It is computed by adding the Current Year Non-catastrophe Losses and LAE Ratio with the Insurance Expense Ratio. The most directly comparable GAAP financial measure is the Combined Ratio, which is computed by adding Total Incurred Losses and LAE Ratio, including the impact of catastrophe losses and loss and LAE reserve development from prior years, with the Insurance Expense Ratio.
Kemper believes Underlying Losses and LAE and the Underlying Combined Ratio are useful to investors and uses these financial measures to reveal the trends in Kemper’s Property & Casualty Insurance segment that may be obscured by catastrophe losses and prior-year reserve development. These catastrophe losses may cause the Kemper’s loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude and can have a significant impact on incurred losses and LAE and the Combined Ratio. Prior-year reserve developments are caused by unexpected loss development on historical reserves. Because reserve development relates to the re-estimation of losses from earlier periods, it has no bearing on the performance of the Kemper’s insurance products in the current period. Kemper believes it is useful for investors to evaluate these components separately and in the aggregate when reviewing the Kemper’s underwriting performance.
Conference Call
Kemper will host its conference call to discuss first quarter 2023 results on Monday May 8th, at 5:00 p.m. Eastern (4:00 p.m. Central). The conference call will be accessible via the internet and by telephone at 833.470.1428, access code 670294. To listen via webcast, register online at the investor section of kemper.com at least 15 minutes prior to the webcast to download and install any necessary software.
A replay of the call will be available online at the investor section of kemper.com.
More detailed financial information can be found in Kemper’s Investor Financial Supplement and Earnings Call Presentation for the first quarter of 2023, which is available at the investor section of kemper.com.
About Kemper
The Kemper family of companies is one of the nation’s leading specialized insurers. With approximately $13 billion in assets, Kemper is improving the world of insurance by providing affordable and easy-to-use personalized solutions to individuals, families and businesses through its Auto, Personal Insurance, and Life brands. Kemper serves over 5.3 million policies, is represented by approximately 26,000 agents and brokers, and has approximately 9,100 associates dedicated to meeting the ever-changing needs of its customers.
Learn more about Kemper at kemper.com.

Caution Regarding Forward-Looking Statements

This press release may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. We caution investors that these forward-looking statements are not guarantees of future performance, and actual results may differ materially. Such statements involve known and unknown risks, uncertainties, and other factors, including but not limited to:

•changes in the frequency and severity of insurance claims;
•claim development and the process of estimating claim reserves;
•the impacts of inflation;
•changes in the interest rate environment;
•supply chain disruption;
•product demand and pricing;
•effects of governmental and regulatory actions;
•litigation outcomes;
•investment risks;
•cybersecurity risks;
•impact of catastrophes; and
•other risks and uncertainties detailed in Kemper’s Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission (“SEC”).

Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this press release.
###

Contacts
Investors: Karen Guerra	312.668.9720 or investors@kemper.com
Media: Barbara Ciesemier	312.661.4521 or bciesemier@kemper.com